UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.   20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 4, 2004

ADVANCED POWER TECHNOLOGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-16047	93-0875072
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

405 SW Columbia Street,
Bend, Oregon 97702

(Address of principal executive offices) (ZIP Code)

Registrant’s telephone number, including area code:

(541) 382-8028

Check the appropriate box below if the Form 8- filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition

The Registrant’s media release dated October 4, 2004, regarding expected results for the quarter ended September 30, 2004 and guidance for the quarter ending December 31, 2004 is attached hereto as Exhibit 99.1. This information is being furnished under Item 2.02 of Form 8-K.

Item 8.01 Other Events

The Registrant announced on October 4, 2004 that it expects revenues for the third quarter ending September 30, 2004 to be approximately $18.7 million, a sequential increase of approximately 3 percent over the second quarter of 2004 and within the $18.4 to $19.2 million range previously given by the Company on July 22, 2004.

The Registrant also announced that it will issue a news release describing its third quarter 2004 financial results after the close of the market on Thursday, October 21, 2004, and that following the news release, the Registrant’s Chief Executive Officer and Chief Financial Officer will conduct a conference call to review the results of the third quarter 2004 at 2:00 PM PT, Thursday, October 21, 2004.  There will be a simultaneous web cast for interested investors through the Registrant’s corporate website.

SIGNATURES

Pursuant to the requirements of Section 13 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized this 6th day of October, 2004.

ADVANCED POWER TECHNOLOGY, INC.

BY:	/s/ GREG M. HAUGEN

Greg M. Haugen
Vice President, Finance and Administration,
Chief Financial Officer and Secretary
(Principal Financial Officer)

EXHIBIT LIST

Exhibit No.	Description

99.1	Media Release dated October 4, 2004, “Advanced Power Technology Updates Third Quarter 2004 Outlook and Provides Fourth Quarter 2004 Revenue Guidance.”